Exhibit 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

REQUIRED BY RULE 13a-14(b) or RULE 15d-14(b)

AND SECTION 906 OF THE SARBANES-OXLEY ACT

OF 2002, 18 U.S.C. SECTION 1350

In connection with the Annual Report of Williams Controls, Inc (the “Company”) on Form 10-K for the period ended

September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, R. Eugene Goodson, Chairman of the Board and Chief Executive Officer of the Company through September 30, 2004, and I, Patrick W. Cavanagh, Chief Executive Officer of the Company commencing October 1, 2004, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ R. EUGENE GOODSON
R. Eugene Goodson
Chief Executive Officer through
September 30, 2004
Williams Controls, Inc
December 27, 2004

/s/ PATRICK W. CAVANAGH
Patrick W. Cavanagh
Chief Executive Officer commencing
October 1, 2004
Williams Controls, Inc
December 27, 2004